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Filed pursuant to Rule 424(b)(2)
Registration No. 333-194805 and 333-196303

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 28, 2014)

8,000,000 Shares

Common Stock

        We are offering 8,000,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

        Our common stock trades on The NASDAQ Global Select Market under the symbol "CACH." The last reported sale price of our common stock on May 23, 2014 was $1.83 per share.

        As of May 23, 2014, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $48.7 million, which was calculated based on approximately 13.9 million shares of outstanding common stock held by non-affiliates as of that date and on a price per share of $3.50, the closing price of our common stock on April 2, 2014. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus supplement.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-3 of this prospectus supplement and page 2 of the accompanying prospectus.

	Per Share	Total

Public offering price	$1.75	$14,000,000.00

Underwriting discount	$0.105	$840,000.00

Proceeds, before expenses, to us	$1.645	$13,160,000.00

        To the extent the underwriter sells more than 8,000,000 shares of our common stock, the underwriter has a 30-day option to purchase up to 1,200,000 additional shares of our common stock from us at the public offering price less the underwriting discount.

        The underwriter expects to deliver the common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about June 2, 2014.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

B. Riley & Co., LLC

The date of this prospectus supplement is May 28, 2014

        You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein. We have not, and the underwriter has not, authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the shares in any jurisdiction in which such an offer or solicitation relating to the shares is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the shares if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

        This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, referred to herein as the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we are offering to sell shares of our common stock using this prospectus supplement and the accompanying prospectus. In this prospectus supplement, we provide you with specific information about the shares of common stock that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, the shares of common stock being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein before investing in the shares.

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including "Risk Factors," the financial statements and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors described under the "Risk Factors" section and elsewhere in this prospectus supplement and in the risk factors set forth under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, any updates to such risk factors in our subsequent Quarterly Reports on Form 10-Q, and elsewhere in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. References in this prospectus supplement to "Cache," the "Company," "we," "us" and "our" refer to Cache, Inc. and its consolidated subsidiaries.

Our Company

        Cache is a nationwide, mall-based and online woman's specialty retailer of apparel and accessories. We offer a boutique shopping experience for stylish and fashion-conscious women with a product line consisting of elegant evening wear, event and day dresses, casual sportswear and accessories, primarily sold under the Cache brand—everything to meet the events and lifestyle needs in a woman's life. In 2013, we offered very limited product under other labels and may continue to look for like opportunities where appropriate. The appeal of our merchandise is enhanced by the intimate boutique-like experience we offer our customers. This is achieved through a high level of customer service combined with our smaller store formats (2,000 square feet on average). As of March 29, 2014, we operated 242 stores; primarily situated in central locations in high-traffic, upscale malls, in 41 states, Puerto Rico and the U.S. Virgin Islands.

        Cache, Inc. was incorporated in Florida on April 25, 1975. On August 14, 2013, the Company changed its state of incorporation from Florida to Delaware. Our principal place of business is located at 256 West 38th Street, New York, New York 10018 and our telephone number is (212) 575-3200. Our Internet website is at www.cache.com. The contents of our website are not incorporated by reference into this prospectus supplement.

Recent Developments

        On May 27, 2014, the subscription period for the Company's previously announced rights offering expired at 5:00 p.m., New York City time. Preliminary results indicate that subscription rights to purchase approximately 115,377 shares of our common stock were exercised, resulting in aggregate gross proceeds to the Company of approximately $230,754.

THE OFFERING

Common stock offered by us	8,000,000 shares (or 9,200,000 shares if the underwriter exercises in full its option to purchase additional shares).
Common stock to be outstanding immediately after this offering	29,628,447 shares (or 30,828,447 shares if the underwriter exercises in full its option to purchase additional shares).
Option to purchase additional shares	The underwriter has a 30-day option to purchase up to additional shares of common stock from us at the public offering price less the underwriting discount.
Proceeds of Offering	We estimate that the net proceeds from the offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $13.0 million.
Use of Proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See "Use of Proceeds" on page S-5 of this prospectus supplement.
Risk Factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" on page S-3 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

The NASDAQ Global Select Market Symbol	"CACH"

        Unless otherwise indicated, the information in this prospectus supplement assumes no exercise of the underwriter's option to purchase additional shares of common stock.

        The number of shares of common stock that will be outstanding immediately after this offering is based on 21,628,447 shares of common stock outstanding as of March 29, 2014, and excludes, as of such date, 1,025,000 shares of our common stock issuable upon exercise of outstanding stock options.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned "Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, and in any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference. If any of these risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our securities to decline and you may lose part or all of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. In addition to the foregoing, risks related to the offering include the following:

Updated Risks Relating to Our Business

Our success depends on customer acceptance of our merchandise and on purchasing an appropriate level of inventory.

        Our markdowns have put pressure on our working capital. Our management is working to improve our merchandise offerings and our markdown rate to improve our working capital. The Company entered into a $25.0 million credit facility with Wells Fargo Bank, National Association on July 25, 2013 to enhance our cash borrowings. As of March 29, 2014, we had outstanding letters of credit of $1.2 million and $11.6 million of borrowings under our credit facility. We expect this offering to improve our working capital. However, we cannot assure you that the availability under our credit facility, or the proceeds of this offering, will be sufficient to fully address our working capital needs.

Our Credit Agreement has restrictions that may limit our ability to fund operations, which could adversely affect our business.

        The Company entered into a credit agreement on July 25, 2013 (the "Credit Agreement") with Wells Fargo Bank, National Association. The credit facility pursuant to the Credit Agreement provides the Company with a line of credit of $25.0 million for short term borrowings and letters of credit with a sublimit of $5.0 million. The Credit Agreement has covenants that may restrict the manner in which we operate our business. These covenants, among other things, subject us to limitations on indebtedness, liens, investments, dividends or other capital distributions, purchases or redemptions of stock, sales of assets or subsidiary stock, transactions with affiliates, line of business and accelerated payments of certain obligations, and minimum availability requirement. Should we fail to comply with the covenants and conditions, we may be unable to fund our operations without a significant restructuring of our business.

        The actual amount that is available under our line of credit fluctuates from time to time, due to factors including, but not limited to, eligible inventory and credit card receivables, reserve amounts, outstanding letters of credit, and borrowing under our line of credit. Consequently, it is possible that, should we need to access any additional funds from our line of credit, it may not be available in full. As of May 23, 2014, we had outstanding letters of credit of $1.1 million and $12.0 million of borrowings under our credit facility, and $3.3 million was available for borrowing under the line of credit.

Risks Related to the Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

        Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our new products and cause the price of our common stock to decline.

You will experience immediate dilution in the book value per share of the common stock you purchase.

        Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of shares of common stock in this offering, and based on the public offering price of $1.75 per share in this offering and a pro forma net tangible book value per share of our common stock of $0.69 as of March 29, 2014, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.06 per share in the net tangible book value of the common stock. If the underwriter exercises its option to purchase additional shares, you will experience additional dilution. See "Dilution" on page S-7 for a more detailed discussion of the dilution you will incur in connection with this offering.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), that relate to future events or our future financial performance. We have attempted to identify these statements by terminology including "believe," "anticipate," "plan," "expect," "estimate," "intend," "seek," "may," "will," "should," "can," "continue" or the negative of these terms or other comparable terminology. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Actual results and timing of certain events could differ materially from those projected in or contemplated by forward-looking statements due to a number of factors including, without limitation, macroeconomic conditions, fashion trends and customer demands, competition, seasonality, dependence on management, and reliance on manufacturers, vendors and distributors, as well as other risks outlined from time to time in the our filings with the SEC. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus supplement. You should review additional disclosures we make in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

        These risks and uncertainties should be considered in evaluating any forward-looking statement contained in this prospectus supplement or incorporated by reference herein. All forward-looking statements speak only as of the date of this prospectus supplement or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this prospectus supplement. In addition, our past results are not necessarily indicative of our future results.

 USE OF PROCEEDS

        We estimate that our net proceeds from this offering, after underwriting discounts and estimated offering expenses, will be approximately $13.0 million (approximately $14.97 million if the underwriter exercises in full its option to purchase additional shares).

        We intend to use the net proceeds from this offering for working capital and general corporate purposes.

CAPITALIZATION

        The following table sets forth our total current assets and our capitalization as of March 29, 2014 on a historical basis and as adjusted to give effect to this offering. This table should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the condensed consolidated financial statements and notes thereto included in our Quarterly report on Form 10-Q for the 13-week period ended March 29, 2014, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 29, 2014
	Actual	As Adjusted
	(unaudited)
Total current assets(1)	$31,850,000	$44,850,000

Stockholders' equity:
Common stock, $0.01 par value: 40,000,000 shares authorized; 21,628,447 shares issued at March 29, 2014; 29,628,447 shares issued as adjusted(2)	253,000	333,000
Additional paid-in capital	61,226,000	74,146,000
Accumulated deficit	(14,043,000)	(14,043,000)
Treasury stock 3,682,199 shares, at cost	(39,795,000)	(39,795,000)
Total stockholders' equity	7,641,000	20,641,000

(1)
Excludes net proceeds to be received in connection with the expiration of the Company's previously announced rights offering.

(2)
Excludes 3,682,199 treasury shares and shares of common stock to be issued in connection with the rights offering.

 DILUTION

        If you purchase our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering. Net tangible book value per share is determined by dividing the number of outstanding shares of our common stock into our net tangible book value, which consists of total tangible assets (total assets less intangible assets) less total liabilities. As of March 29, 2014, we had a historical net tangible book value of approximately $7.5 million, or approximately $0.35 per share.

        Investors participating in this offering will incur immediate, substantial dilution. After giving effect to the sale of our common stock in this offering at the public offering price set forth on the cover page of this prospectus supplement, and after deducting underwriting discounts and estimated offering expenses payable by us, our net tangible book value as of March 29, 2014 would have been approximately $20,539,000, or approximately $0.69 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.34 per share to existing stockholders, and an immediate dilution of approximately $1.06 per share to investors participating in this offering.

        The following table illustrates this per share dilution:

Public offering price per share		$1.75
Historical net tangible book value per share as of March 29, 2014	$0.35
Increase in net tangible book value per share after this offering	$0.34

Net tangible book value per share after this offering		$0.69

Dilution per share to investors participating in this offering		$1.06

        If the underwriter exercises in full its option to purchase additional shares of common stock at an assumed public offering price of $1.75 per share, after deducting underwriting discounts and estimated offering expenses payable by us, our net tangible book value as of March 29, 2014 would have been approximately $22,513,000 million, or approximately $0.73 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.38 per share to existing stockholders, and an immediate dilution of approximately $1.02 per share to investors participating in this offering.

        The above discussion and tables also does not take into account, as of March 29, 2014, the 1,025,000 shares of our common stock issuable upon exercise of outstanding stock options.

        To the extent that stock options are exercised, new stock awards are issued under our equity plan, or we issue additional shares of common stock in the future, there may be further dilution to our stockholders. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 40,000,000 shares of common stock, $0.01 par value, and 100,000 shares of preferred stock, $0.01 par value. The following summary of the terms of our common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions in our certificate of incorporation and bylaws and the provisions of applicable law.

Common Stock

        Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, declared from time to time by the directors out of legally available funds. We have never paid any cash dividends with respect to our common stock. Cumulative voting for the election of directors is not authorized by our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Holders of our common stock are not entitled to preemptive rights, and our common stock is not subject to conversion or redemption. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of any outstanding preferred stock to prior distribution.

Preferred Stock

        We do not have any shares of preferred stock outstanding. Our 100,000 authorized shares of preferred stock, par value $0.01 per share, may be issued in one or more series without further stockholder authorization, and our board of directors is authorized to fix the number of shares, designations, preferences, powers, and other rights and qualifications, limitations or restrictions of each series of preferred stock as our board of directors may authorize. Prior to the issuance of shares of each series, our board of directors is required by the General Corporation Law of the State of Delaware and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. Any preferred stock we issue may have voting and conversion rights which could adversely affect the rights of holders of our common stock. We do not have any present plans to issue any shares of preferred stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company and its telephone number is 800-509-5586.

Nasdaq Listing

        Our common stock is quoted on the Nasdaq Global Select Market under the symbol "CACH."

 UNDERWRITING

        Under the terms and subject to the conditions to be set forth in an underwriting agreement by and between us and B. Riley & Co., LLC, as the sole underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, all of the 8,000,000 shares offered hereby.

        The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers' certificates and a legal opinion. The underwriting agreement provides that the underwriter will purchase all of the shares if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

        The underwriter is offering the shares subject to its acceptance of the shares from us. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Option to Purchase Additional Shares

        We have granted the underwriter an option, exercisable no later than 30 calendar days after the date of the underwriting agreement, to purchase up to an aggregate of 1,200,000 additional shares of our common stock at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement and as indicated below. We will be obligated to sell these shares of our common stock to the underwriter to the extent the option is exercised. The underwriter may exercise this option if the underwriter sells more shares of our common stock than the total number set forth in the first paragraph above.

Commission and Expenses

        The underwriter has advised us that it proposes to offer our common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement. After the offering, the initial public offering price and the concession to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by the offering as set forth on the cover page of this prospectus supplement.

        The following table shows the per share and total underwriting discounts and commissions that we will pay to the underwriter and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriter's option to purchase additional shares of our common stock.

	Per Share	Total Without Option Exercise	Total With Option Exercise
Public offering price	$1.75	$14,000,000.00	$16,100,000.00
Underwriting discounts and commissions	$0.105	$840,000.00	$966,000.00
Proceeds to the Company, before expenses	$1.645	$13,160,000.00	$15,134,000.00

        We have also agreed to reimburse the underwriter for up to $40,000 of the underwriter's expenses. We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting discounts, will be approximately $160,000, which includes legal costs, various other fees and reimbursement of certain of the underwriter's expenses.

No Sales of Similar Securities

        We have agreed, subject to specified exceptions, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock during the 90 day period after the date of this prospectus supplement. We have also agreed not to file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, our common stock or any securities convertible into or exercisable or exchangeable for our common stock, except for registration statements on Form S-8 relating to employee benefit plans.

        Certain of our executive officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

  •
  offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, shares of our common stock or any such securities which are beneficially owned by such officers and directors in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares or securities, the "Beneficially Owned Shares"));

  •
  enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, our common stock or securities convertible into or exercisable or exchangeable for our common stock; or,

  •
  engage in any short selling of any Beneficially Owned Shares, our common stock or securities convertible into or exercisable or exchangeable for our common stock.

        These restrictions terminate after the close of trading of the common shares on and including the 60 days after the date of this prospectus supplement.

        However, subject to certain exceptions, in the event that either:

  •
  during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or,

  •
  prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day restricted period;

then in either case the expiration of the 60-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless B. Riley & Co., LLC waives, in writing, such extension.

        B. Riley & Co., LLC may, in its sole discretion and at any time or from time to time before the termination of the 60-day restricted period, without public notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and us, providing consent to the sale of shares prior to the expiration of the lock-up period.

Listing

        Our common stock is traded on the NASDAQ Global Select Market under the symbol "CACH."

Price Stabilization and Short Positions

        Until the distribution of the shares of common stock is completed, SEC rules may limit the underwriter from bidding for and purchasing shares of our common stock.

        In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise make short sales of our common stock and may purchase our common stock in the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. The underwriter may close out any short position by purchasing shares in the open market or exercising its option to purchase additional shares. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. The underwriter may also engage in "stabilizing bids," which are bids for or the purchase of our common stock on behalf of the underwriter in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of the shares of our common stock.

        The underwriter's purchases to cover short sales, as well as other purchases by the underwriter for its own account, and stabilizing bids may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market.

        In connection with this offering, the underwriter may also engage in passive market making transactions in our common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

        Neither we, nor the underwriter, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

        A prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriter's website and any information contained on any other website maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Relationships with the Underwriter

        The underwriter or its affiliates have in the past performed, and may in the future perform, investment banking, brokerage and other financial services for us or our affiliates for which they received, or will receive, advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in the amounts customary in the industry for these financial services.

LEGAL MATTERS

        The validity of the issuance of the shares offered by this prospectus supplement and the accompanying prospectus, together with certain other legal matters, will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

        The financial statements as of December 28, 2013 and December 29, 2012 and for each of the three years in the period ended December 28, 2013 have been incorporated herein in reliance on the reports of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly, and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, we file at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically, including us. Except as expressly set forth under "Incorporation of Certain Documents by Reference," we are not incorporating the contents of the SEC website into this prospectus supplement. You may also find additional information about us, including the documents mentioned above, on our website at www.cache.com. The information included or linked to this website is not a part of this prospectus supplement.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus.

        We incorporate the following documents by reference into this prospectus supplement:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed with the SEC on March 25, 2014.

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  Our Quarterly Report on Form 10-Q for the quarter ended March 29, 2014, filed with the SEC on May 12, 2014.

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  Our Current Report on Form 8-K filed with the SEC on March 18, 2014.

  •
  Our Current Report on Form 8-K filed with the SEC on April 25, 2014.

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  Our Current Report on Form 8-K filed with the SEC on May 9, 2014.

  •
  The description of the Company's common stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the SEC on April 15, 1982 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement. The information contained in any such document will be considered part of this prospectus supplement and the accompanying prospectus from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the reports or documents that have been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. Requests for such copies should be directed to our Corporate Secretary, at the following address or telephone number:

Attention: Corporate Secretary
Cache, Inc.
256 West 38th Street
New York, New York 10018
(212) 575-3200

PROSPECTUS

$15,000,000

Common Stock

Preferred Stock

Warrants

Units

        From time to time, we may offer any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants. Such securities may be offered and sold by us in one or more offerings with an initial purchase price not to exceed $15,000,000.

        This prospectus provides a general description of the securities that may be offered. We will provide specific information and the terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. Please read this prospectus and any prospectus supplements together with any documents incorporated by reference carefully before investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        The aggregate market value of our outstanding common stock held by non-affiliates is $73,326,954 based on 21,617,447 shares of common stock outstanding, of which 13,914,033 shares are held by non-affiliates, and a per share value of $5.27 based on the closing price of our common stock on the Nasdaq Global Select Market on March 3, 2014. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

        We may offer these securities directly to investors, through underwriters, dealers or agents, on a continuous or delayed basis, as described in the section of this prospectus entitled "Plan of Distribution." Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

        Our common stock is traded on the Nasdaq Global Select Market under the symbol "CACH." On April 25, 2014, the last reported sale price of our common stock was $2.51 per share.

        Investing in our securities involves risks. We urge you to carefully read the section entitled "Risk Factors" beginning on page 2 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus to read about important factors you should consider before deciding whether to invest in our securities.

        This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2014

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the SEC's "shelf" registration rules. Under this shelf registration process, we may offer to sell shares of our common stock or preferred stock, and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings up to a total of $15,000,000. In this prospectus, we refer to common stock, preferred stock, warrants and units collectively as "securities."

        When we sell securities under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus.

        As permitted under the rules of the SEC, this prospectus incorporates important business information about Cache, Inc. that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See "Where You Can Find More Information" in this prospectus.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with additional or different information from that contained in or incorporated by reference into this prospectus. You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of any date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

        Unless the context otherwise required, references in this prospectus to "Cache," the "Company," "we," "us" and "our" refer to Cache, Inc. and its consolidated subsidiaries.

i

OUR COMPANY

        Cache is a nationwide, mall-based and online woman's specialty retailer of apparel and accessories. We offer a boutique shopping experience for stylish and fashion-conscious women with a product line consisting of elegant evening wear, event and day dresses, casual sportswear and accessories, primarily sold under the Cache brand— everything to meet the events and lifestyle needs in a woman's life. In 2013, we offered very limited products under other labels and may continue to look for like opportunities where appropriate. The appeal of our merchandise is enhanced by the intimate boutique-like experience we offer our customers. This is achieved through a high level of customer service combined with our smaller store formats (2,000 square feet on average). We currently operate 243 stores; primarily situated in central locations in high-traffic, upscale malls, in 41 states, Puerto Rico and the U.S. Virgin Islands.

        Cache, Inc. was incorporated in Florida on April 25, 1975. On August 14, 2013, the Company changed its state of incorporation from Florida to Delaware. Our principal place of business is located at 256 West 38th Street, New York, New York 10018 and our telephone number is (212) 575-3200. Our Internet website is at www.cache.com. The contents of our website are not incorporated by reference into this prospectus.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled "Risk Factors" contained in our annual report on Form 10-K for the fiscal year ended December 28, 2013 under the heading "Item 1A. Risk Factors" beginning on page 8, and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading "Item 1A. Risk Factors," as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), that relate to future events or our future financial performance. We have attempted to identify these statements by terminology including "believe," "anticipate," "plan," "expect," "estimate," "intend," "seek," "may," "will," "should," "can," "continue" or the negative of these terms or other comparable terminology. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Actual results and timing of certain events could differ materially from those projected in or contemplated by forward-looking statements due to a number of factors including, without limitation, macroeconomic conditions, fashion trends and customer demands, competition, seasonality, dependence on management, and reliance on manufacturers, vendors and distributors, as well as other risks outlined from time to time in the our filings with the SEC. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus. You should review additional disclosures we make in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

        These risks and uncertainties should be considered in evaluating any forward-looking statement contained in this prospectus or incorporated by reference herein. All forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this prospectus. In addition, our past results are not necessarily indicative of our future results.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds, if any, from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used primarily for working capital and general corporate purposes. Additional information on the use of net proceeds from the sale of securities covered by this prospectus will be set forth in prospectus supplements relating to specific offerings.

 DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 40,000,000 shares of common stock, $0.01 par value, and 100,000 shares of preferred stock, $0.01 par value. The following summary of the terms of our common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions in our certificate of incorporation and bylaws and the provisions of applicable law.

Common Stock

        Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, declared from time to time by the directors out of legally available funds. We have never paid any cash dividends with respect to our common stock. Cumulative voting for the election of directors is not authorized by our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Holders of our common stock are not entitled to preemptive rights, and our common stock is not subject to conversion or redemption. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of any outstanding preferred stock to prior distribution.

Preferred Stock

        We do not have any shares of preferred stock outstanding. Our 100,000 authorized shares of preferred stock, par value $0.01 per share, may be issued in one or more series without further stockholder authorization, and our board of directors is authorized to fix the number of shares, designations, preferences, powers, and other rights and qualifications, limitations or restrictions of each series of preferred stock as our board of directors may authorize. Prior to the issuance of shares of each series, our board of directors is required by the General Corporation Law of the State of Delaware (the "DGCL") and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, which includes one or more of the following:

  •
  the number of shares constituting each class or series;

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  voting rights;

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  rights and terms of redemption, including sinking fund provisions;

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  dividend rights and rates;

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  dissolution;

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  terms concerning the distribution of assets;

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  conversion or exchange terms;

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  redemption prices; and

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  liquidation preferences.

        We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the designation of the class or series and the specific powers, preferences, rights, qualifications, limitations and restrictions that apply to the preferred stock being offered.

Anti-Takeover Effects of Provisions of Our Charter, Our Bylaws and Delaware Law

        Certain provisions of the DGCL and our certificate of incorporation and bylaws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

        Authorization of "Blank-check" Preferred Stock.    Our certificate of incorporation provides for authorized capital that includes 100,000 shares of preferred stock, par value $0.01 per share, none of which have been designated or issued, and which shares constitute what is commonly referred to as "blank check" preferred stock. The ability to issue such "blank check" preferred stock with rights, privileges and preferences to be designated could give the board of directors the ability to hinder or discourage any attempt to gain control of the Company by a merger, tender offer at a control premium price, proxy contest or otherwise.

        Ability to Call Special Meetings.    Our bylaws provide that special meetings may be called at any time by or at the direction of the board, the chairman of the board or the chief executive officer of the Company. Special meetings of stockholders may not be called by any other person.

        Applicability of the Delaware Business Combination Statute.    We are governed by Section 203 of the DGCL, which provides that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") may not engage in certain "business combinations" with the target corporation for a period of three years following the time the person became an interested stockholder, unless (i) the board of directors of the corporation has approved, prior to the interested stockholder's acquisition of stock, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested stockholder. For purposes of determining whether a person is the "owner" of 15% or more of a corporation's voting stock for purposes of Section 203 of the DGCL, ownership is defined broadly to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock. A business combination is also defined broadly to include (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested stockholder, (ii) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested stockholder, and (iv) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company and its telephone number is 800-509-5586.

Nasdaq Listing

        Our common stock is quoted on the Nasdaq Global Select Market under the symbol "CACH."

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

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  The offering price and aggregate number of warrants offered;

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  The number of shares of common stock or preferred stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  If applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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  The terms of our rights to redeem the warrants;

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  Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  The dates on which the right to exercise the warrants will commence and expire;

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  The manner in which the warrant agreements and warrants may be modified;

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  A discussion of any material U.S. federal income tax consequences of holding or exercising the warrants; and

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  Any other material terms, including preferences, rights or limitations of or restrictions on the warrants.

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After such time on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, the warrants may be exercised on a cashless or "net exercise" basis.

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein.

DESCRIPTION OF UNITS

        We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

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  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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  any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

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  Directly to investors in privately negotiated transactions or through a specific bidding, auction, other process or otherwise;

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  To investors through agents;

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  Directly to agents;

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  To or through brokers or dealers;

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  To the public through underwriting syndicates led by one or more managing underwriters;

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  To one or more underwriters acting alone for resale to investors or to the public; or

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  Through a combination of any such methods of sale.

        We may also sell the securities offered by this prospectus in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

        The prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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  The name or names of any underwriters, dealers or agents;

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  The purchase price of the securities and the proceeds to us from the sale;

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  Any over-allotment options under which the underwriters may purchase additional securities from us;

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  Any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

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  Any public offering price;

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  Any discounts or concessions allowed or reallowed or paid to dealers; or

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  Any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

        Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

        There is currently no market for any of the offered securities other than the common stock which is listed on the Nasdaq Global Select Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

        In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

        Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

        Pursuant to a requirement by the Financial Industry Regulatory Authority ("FINRA"), the maximum commission or discount to be received by any FINRA member or independent broker/dealer must be considered fair and reasonable, as determined by FINRA based on specific factors set forth in the FINRA rules. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

LEGAL MATTERS

        The validity of the securities offered by this prospectus have been passed upon for us by Thompson Hine LLP.

EXPERTS

        The financial statements as of December 28, 2013 and December 29, 2012 and for each of the three years in the period ended December 28, 2013 have been so incorporated in reliance on the reports of Mayer Hoffman McCann CPAs (The New York Practice of Mayer Hoffman McCann P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus. The following documents, which have been filed with the SEC pursuant to the Exchange Act, are incorporated by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed with the Securities and Exchange Commission on March 25, 2014;

  •
  our Current Report on Form 8-K filed with the SEC on March 18, 2014; and

  •
  the description of the Company's common stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on April 15, 1982 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        In addition, we also incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the termination of the offering. The information contained in these future filings will automatically update and supersede the information contained in this prospectus or incorporated by reference to any previously filed document.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Secretary, Cache, Inc., 256 West 38th Street, New York, New York 10018; (212) 575-3200.

        We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Additional information about Cache can also be found on our website at http://www.cache.com. The information contained on, or accessible through, our website is not part of this prospectus, and therefore is not incorporated by reference.

8,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley & Co., LLC

May 28, 2014